Exhibit 99.1

News Release

AEROCLEAN TECHNOLOGIES AND MOLEKULE TO COMBINE IN AN ALL-STOCK MERGER ESTABLISHING AN INDUSTRY-LEADING PROVIDER OF PREMIUM, FDA-CLEARED AIR PURIFICATION PRODUCTS AND SOLUTIONS

Transaction Highlights

•	Creates a pro forma company with a substantial base of revenues, a solid balance sheet and a path to profitability.

•	A broad range of highly complementary, proprietary and patented, FDA-cleared air purification devices.

•	Powerful combined brand value and recognition with an installed base of over 350,000 air purification units, providing a foundation for growing recurring revenues from both consumables and the launch of a SaaS software solution to enable facility managers to monitor and control individual room air quality on an enterprise wide basis.

•	Expected double-digit organic revenue growth for the combined company, with gross profit expected to grow faster than revenues due to expanding gross margins.

•	AeroClean (Nasdaq: AERC) will change its name and ticker symbol to Molekule, Inc. (Nasdaq: MKUL).

•	Amin Khoury will assume a more active role as Non-Executive Chairman at the combined company.

•	AeroClean’s executive team, CEO Jason DiBona and CFO Ryan Tyler, will remain in those roles at the combined company, while Molekule’s CEO Jonathan Harris will transition to CCO (Chief Commercial Officer) of the combined company and Ronti Pal, who leads finance, administration, research and development at Molekule, will become the combined company’s Chief Operating Officer.

•	The six-member AeroClean Board of Directors will be expanded to seven members, with Brad Feld, Molekule board member and co-founder of venture capital firm Foundry, joining the combined company’s Board.

•	The combined company’s management and the Board have a track record for high growth and creating category leaders through both organic and inorganic growth.

PALM BEACH GARDENS, Florida – October 3, 2022 – AeroClean Technologies (“AeroClean” or the “Company”) (Nasdaq: AERC), an air hygiene technology company, and Molekule, Inc. (“Molekule”), a market leader for premium air purifiers, today announced they have entered into a definitive agreement to combine the companies in an all-stock merger. The combined company will have the largest range of proprietary and patented, FDA-cleared air purification devices to address the estimated $15 billion, rapidly growing global air purification market. The combined company is expected to generate approximately $45 million of revenues in FY 2022 on a pro forma combined basis and is expected to have a solid balance sheet with a strong liquidity profile upon consummation of the merger.

Under the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, AeroClean stockholders will own 50.5%, and Molekule stockholders will own 49.5%, of the outstanding common equity of the combined company on a pro forma basis upon consummation of the merger. AeroClean will change its name and ticker symbol to Molekule, Inc. (Nasdaq: MKUL) upon consummation of the merger. The combined company will remain headquartered in Palm Beach Gardens, Florida, with significant operations in Lakeland, Florida and offices in San Francisco, California.

Amin Khoury, Chairman of the Board of AeroClean, said, “Our complementary operations and cultures and our shared commitment to customer satisfaction will provide us with an enhanced ability to serve our clients and to create value for stockholders. We believe the combined company will be able to generate significant, organic revenue growth particularly in the B2B channel as we begin the roll out our SaaS IAQ solutions. In addition we expect to be well-positioned to pursue additional strategic acquisitions.”

Brad Feld, Molekule board member and Foundry partner, added, “We are pleased to announce the combination of these two strong companies, creating a market leader for premium air purification products. We look forward to working with the AeroClean team, and we are excited about the value creation potential for all stockholders.”

Jason DiBona, CEO of AeroClean, added, “We are excited to be combining with a market leader for premium, proprietary, patented, and FDA-cleared air purification products to capitalize on an estimated $15 billion global air purification market that is projected to double by 2030 based on current growth rates. We expect our combined teams’ expertise and capabilities will drive further innovation and expansion of IoT-enabled indoor air quality (“IAQ”) and SaaS data solutions to support our clients’ sustainability and ESG initiatives.”

Jonathan Harris, CEO of Molekule, who has driven significant growth in his recent roles with Roku and GoPro, added, “Both Molekule and AeroClean contribute unique industry leadership, which we expect will enable the combined company to aggressively innovate and drive greater adoption of our growing range of products and services.”

Compelling Strategic and Financial Benefits

AeroClean and Molekule expect the combined company will realize the following strategic and financial benefits as a result of the merger:

•	Creation of the First Publicly Traded Provider of a Suite of Premium, Proprietary and Patented, FDA-cleared Air Purification Devices: The combined company’s full range of complementary technologies will include a new generation of IoT-enabled devices and SaaS IAQ solutions which is in development.

•	Launch of a SaaS Product Offering to Drive Recurring Revenue and Financial Performance: The combined company’s integrated IoT devices and IAQ solutions, including the newly released business software, Molekule Air Platform (MAP), is expected to enable the company to begin to sell monitoring and device control subscriptions that enable facility managers to provide enterprise-wide clean indoor air.

•	Expedited Opportunities for Commercial Synergies in the B2B space: The combined company’s strategy is to introduce each other’s products into the other’s existing sales and distribution channels to accelerate B2B market penetration and to expand further into healthcare, government, hospitality and education verticals.

•	Solid Balance Sheet, Liquidity and Access to Capital Provide Opportunities for Growth: On an estimated pro forma combined basis as of September 30, 2022, the combined company would have had approximately $30 million in cash and total long-term debt of approximately $37 million, which is interest-only through April 2024 and amortizing through April 2027.

•	Reinforced Platform for Future M&A: The combined company will be well-positioned to selectively pursue additional value-creating M&A opportunities within the broader IAQ and cleantech industries.

Approvals and Closing

The transaction has been unanimously approved by the board of directors of both AeroClean and Molekule and by a majority of AeroClean’s stockholders. In addition, holders of a majority of the shares of Molekule’s outstanding preferred stock have executed stockholder support agreements in which they have agreed to support the transaction and vote in favor of the proposed transaction. The merger is expected to close early in the first half of 2023, following the satisfaction of customary closing conditions, including among others the SEC declaring AeroClean’s registration statement on Form S-4 effective and Molekule stockholder approval.

Advisors

Freshfields Bruckhaus Deringer US LLP is serving as legal counsel to AeroClean, and The Benchmark Company, LLC served as financial advisor to AeroClean in connection with the merger.

Fenwick and West LLP is serving as legal counsel to Molekule.

Conference Call

A joint conference call and webcast will be held October 4, 2022 at 9:00am (Eastern Time) to discuss the proposed combination for analysts and investors. You may access the call by telephone at 1 (800) 715-9871 with Conference ID 9102098. A link to the webcast is available here, and can also be found on the Investor Relations sections of the AeroClean website at https://investors.aeroclean.com.

About AeroClean Technologies

AeroClean is a pathogen elimination technology company on a mission to keep work, play and life going— by improving indoor air quality. Our air hygiene product, Pūrgo™ (pure-go), is an FDA 510(k) cleared, Class II medical device that provides continuous air filtration, sanitization and supplemental ventilation solutions with technology that can be applied in any indoor space - including in hospitals, offices, even in elevators. Pūrgo™ products feature SteriDuct™, a proprietary germicidal technology developed by our best-in-class aerospace engineers, medical scientists and innovators that work to eradicate viral, fungal, and bacterial airborne microorganisms. Our purpose is simple: to never stop innovating solutions that keep people healthy and safe, so life never stops. Learn more at aeroclean.com.

About Molekule

Molekule is on a mission to provide clean indoor air to everyone, everywhere. Based on 25 years of research and development, the company's patented photo electrochemical oxidation (PECO) technology destroys a wide range of pollutants, including VOCs, mold, bacteria, viruses, and allergens, when compared to conventional filters. Molekule's range of air purification solutions have been reviewed and validated by third-party laboratories, as well as continual internal testing, and its medical-grade products have been granted medical device clearance by the FDA.

AeroClean Contacts

Investor Relations Contacts

Ryan Tyler

Chief Financial Officer, AeroClean

RTyler@AeroClean.com

Rob Kelly

MATTIO Communications

aeroclean@mattio.com

Media Contact

Drew Tybus

drew@oakpr.com

Molekule Contacts

Stephanie Borman

Press@molekule.com

Important Additional Information

In connection with the proposed transaction, AeroClean intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include an AeroClean information statement and a prospectus (the “information statement/prospectus”), and will file other documents with the SEC regarding the proposed transaction. The Form S-4 and information statement/prospectus will contain important information about AeroClean, Molekule, the merger and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND INFORMATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive information statement/prospectus will be sent to AeroClean’s stockholders prior to the consummation of the proposed transaction. AeroClean stockholders will be able to obtain the registration statement and the information statement/prospectus from the SEC’s website or from AeroClean’s website. These documents may also be obtained free of charge from AeroClean by requesting them by mail at 10455 Riverside Drive, Suite 100, Palm Beach Gardens, FL 33410.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions help identify forward-looking statements. Factors that could cause actual events to differ include, but are not limited to:

•	the risk that the transaction may not be completed;

•	the ability to successfully combine the businesses of AeroClean and Molekule;

•	the ability of the parties to achieve the expected synergies and other benefits from the proposed transaction within the expected time frames or at all;

•	the incurrence of significant transaction and other related fees and costs;

•	the incurrence of unexpected costs, liabilities or delays relating to the transaction;

•	the risk that the public assigns a lower value to Molekule’s business than the value used in negotiating the terms of the transaction;

•	the risk that the transaction may not be accretive to AeroClean’s current stockholders;

•	the risk that the transaction may prevent AeroClean from acting on future opportunities to enhance stockholder value;

•	the dilutive impact of the stock consideration which will be issued in the transaction;

•	the risk that any goodwill or identifiable intangible assets recorded due to the transaction could become impaired;

•	potential disruptions to the business of the companies while the transaction is pending;

•	the risk that a closing condition to the proposed transaction may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of AeroClean and Molekule generally, including those set forth in AeroClean’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AeroClean’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings.

Forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward looking statements as a result of various factors. Although AeroClean believes that the expectations reflected in the forward looking statements are reasonable based on information currently available, AeroClean cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward looking statements. In any event, these statements speak only as of the date of this release. The parties undertake no obligation to revise or update any of the forward looking statements to reflect events or circumstances after the date of this release or to reflect new information or the occurrence of unanticipated events.

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